UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

IMMUDYNE, INC.

 (Exact name of registrant as specified in its charter)

Delaware	333-184487	76-0238453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1460 Broadway New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-351-5907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Member of the Board of Directors

On May 31, 2018, the Board of Directors (the “Board”) of Immudyne, Inc., a Delaware corporation (the “Company”), appointed Mr. Stefan Galluppi, currently the Company’s Chief Technology and Operations Officer, as a member of the Board, effective immediately upon the resignation disclosed below.

Stefan Galluppi, age 31

Stefan Galluppi is the Chief Technology and Operations Officer of the Company. Previously, Mr. Galluppi served as CTO at a venture backed online marketing company where he oversaw the information technology infrastructure, ranging from customer services software to Customer Relationship Management (CRM) systems, as well as software system development and integration to streamline the B2C ordering process. Mr. Galluppi was also instrumental in helping create the framework for an optimal back-end office infrastructure to support multiple national TV direct response advertising campaigns rated among the top 10 on the national TV IMS report rankings for performance. Mr. Galluppi is the former co-founder of a NT1 Hosting, a web development, hosting and online marketing firm that design, developed and marketed hundreds of successful websites and campaigns.

Resignation of Member of the Board of Directors

On May 31, 2018, the Company was informed that Mr. Ryan Aldridge voluntarily resigned as a member of the Board, and from all other positions with the Company and its Subsidiaries to which he has been assigned regardless of whether he served in such capacity, effective immediately. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Aldridge has agreed to serve as an advisor to the Company, but will not receive any further compensation for these services.

Family Relationships

Mr. Galluppi does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no applicable related party transactions.

Compensatory Arrangements

As previously reported by the Company, on April 1, 2016, the Company entered into a services agreement (the “Services Agreement”) with American Nutra Tech (“American Nutra Tech”), an entity wholly owned and operated by Mr. Stefan Galluppi. Under the terms of these Service Agreement American NutraTech is required to provide certain operational management services and other business counsel to the Company and Immudyne PR, one of the Company’s subsidiaries. As consideration for these services, the Company issued American NutraTech 1,000,000 restricted shares of its common stock, which issuance may be rescinded in the event Immudyne PR did not distribute at least $500,000 to the Company by December 31, 2016. Immudyne PR did not make such distribution by December 31, 2016 and, as such, the Company holds a rescission right with respect to the restricted shares issued to American Nutra Tech.

In addition, pursuant to a verbal agreement, Mr. Galluppi receives $6,000 cash per month from the Company as compensation.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

17.1*	Letter of Resignation from Ryan Aldridge

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUDYNE, INC.
(Registrant)

Date: June 4, 2018	By:	/s/ Justin Schreiber
	Name:	Justin Schreiber
	Title:	Chief Executive Officer

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